Exhibit 99.1

Press Release

For Immediate Release

Cowen Group, Inc. Announces 2011 Third Quarter Financial Results

New York, November 4, 2011 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2011.

2011 Third Quarter GAAP Financial Information and Select Balance Sheet Data

For the third quarter of 2011 the Company reported a GAAP net loss of ($48.2) million, or ($0.42) per diluted share, compared to a GAAP net loss of ($15.4) million, or ($0.21) per share, for the third quarter 2010.  The increase in GAAP net loss was primarily due to a decrease in other income, particularly from losses on fixed income securities, equity options and other investments, which declined from a gain of $15.0 million in the third quarter 2010 to a loss of ($25.0) in the third quarter 2011.

The table below summarizes the Company’s GAAP financial results for the three months ended September 30, 2011 and 2010 and June 30, 2011.

Summary GAAP Financial Information

	Three Months Ended
	September 30,			June 30,
(Dollar amounts in millions, except per share information)	2011	2010	% Δ	2011	% Δ

Revenues	$62.8	$52.2	20%	$58.7	7%
Expenses	(86.8)	(80.2)	8%	(81.2)	7%
Other income (loss)	(25.0)	15.0	NM	27.1	NM
Income tax benefit (expense)	(.1)	(0.3)	NM	18.0	NM
Net income (loss)	(49.0)	(13.3)	NM	22.5	NM

Net income (loss) attributable to Cowen Group, Inc.	$(48.2)	$(15.4)	NM	$20.0	NM
Earnings per diluted share / (Loss per share)	$(0.42)	$(0.21)	NM	$0.26	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of September 30, 2011, was $585.2 million, or book value per share of $5.09 compared to stockholders’ equity of $449.3 million, or book value per share of $5.95, as of December 31, 2010.  At September 30, 2011, the Company’s tangible book value per share was $4.72 compared to $5.42 at December 31, 2010. The declines in book value and tangible book value per share were primarily due to a GAAP net loss in the 2011 third quarter and the issuance of more than 40 million shares of Cowen Class A common stock in exchange for all of the outstanding shares of LaBranche upon the consummation of the acquisition of LaBranche on June 28, 2011. The table below provides select balance sheet data as of September 30, 2011, June 30, 2011, and December 31, 2010.

Select Balance Sheet Data

	September 30,	June 30,	December 31,
(Dollar amounts in millions, except per share information)	2011	2011	2010
Stockholders’ equity	$585.2	$638.0	$449.3
Tangible stockholders’ equity	$542.9	$594.2	$409.3
Common shares outstanding	115.1	116.2	75.5

Book value per share(1)	$5.09	$5.49	$5.95
Tangible book value per share(1)	$4.72	$5.11	$5.42

(1) The increase in the number of common shares outstanding at June 30, 2011, was the result of the completion of Cowen’s acquisition of LaBranche on June 28, 2011.

“Volatility in the global equity and corporate credit markets clearly affected our investment portfolio performance in the third quarter and created a drag on our overall results, although we are beginning to see recovery across some of our exposures,” said Peter Cohen, Chairman and Chief Executive. “Our credit-related investment losses in the quarter were not the result of any sovereign debt exposures.  Despite the third quarter market volatility, we were still able to make progress on a number of initiatives in our operating businesses.  We continue to have success at Ramius, our alternative asset management platform.  Despite the challenging environment during the period, assets under management increased for the seventh straight quarter and we continued to see an uptick in management fees.  Over the past few quarters, Ramius Alternative Solutions has won awards and mandates from prestigious multi-billion dollar asset managers looking for solutions to meet their complex investing needs.  We believe these are real achievements given the intense global competition for investment mandates.  We are also encouraged to see increased demand for Ramius products as we continue to gain access to more platform distribution channels, making them available to high-net-worth investors.”

“Our investment bank, Cowen and Company, has undergone significant change and we are beginning to see focused and expanding revenue generation in both the investment bank and the sales and trading platforms.  While there’s still work that needs to be done, I am confident that, with the recent appointment of Jeff Solomon as Cowen and Company CEO, we will continue to reshape the brokerage platform to meet the needs of clients and achieve our profitability targets.  As we move forward, it is important that we remain vigilant about operating efficiencies in this environment.  Therefore, even as we are better positioned to take market share from our competitors, we are taking steps to further streamline costs by consolidating operations and reducing headcount following the LaBranche acquisition.  We are targeting approximately a 15% reduction of expenses at our broker-dealer based on our current cost structure.”

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principals (“GAAP”).  Economic Income financial measures are considered by management to be supplemental to the GAAP results and are intended to provide a more complete presentation of the Company’s performance as management measures it.  The primary differences between

GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds (both 2010 and 2011); (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction (both 2010 and 2011); (iii) excludes certain other acquisition-related and/or reorganization expenses (2011 only); and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition (2011 only).  In addition, in presenting Economic Income (Loss), the Company reclassifies certain revenues and expenses.  For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release. The table below provides summary Economic Income (Loss) financial information for the three months ended September 30, 2011 and 2010 and June 30, 2011.

Summary Economic Income (Loss) Financial Information

	Three Months Ended
	September 30,			June 30,
(Dollar amounts in millions, except per share information)	2011	2010	% Δ	2011	% Δ

Revenues	$37.9	$61.3	(38)%	$82.4	(54)%
Expenses	(82.9)	(74.3)	12%	(80.4)	3%
Net Economic Income (Loss) before non-controlling interests	(45.0)	(12.9)	NM	2.0	NM
Economic Income (Loss)	$(45.8)	$(12.9)	NM	$.6	NM

Economic Income (Loss) per diluted share(1)	(.40)	(.18)	NM	0.01	NM

Economic Income (Loss) excluding certain non-cash items	$36.9	$4.8	NM	$8.0	NM

(1) Consensus earnings that are reported by earnings estimate services, such as First Call, are on this basis.

Third Quarter Summary

•                 Assets under management increased by approximately $531 million to $11.2 billion as of October 1, 2011, as compared to $10.7 billion as of July 1, 2011, including net subscriptions of $892 million and performance-related depreciation in assets under management of $361 million.

•                 Management fees at Ramius increased 60% to $18.5 million in the third quarter of 2011 from $11.5 million in the third quarter of 2010.

•                 Investment banking revenue increased 50% to $10.8 million in the third quarter 2011 on twelve transactions closed during the quarter, from $7.2 million on eleven transactions in the comparable period of 2010.

•                 Brokerage revenue increased to $26.5 million in the third quarter of 2011, up 2% from the third quarter of 2010.

•                 Incentive income (loss) decreased to a loss of ($0.6) million in the third quarter 2011 from an incentive gain of $1.8 million in the third quarter 2010.

•                 Investment income (loss) decreased to a loss of ($17.1) million in the third quarter 2011 from an investment income gain of $14.1 million in the third quarter 2010 primarily resulting from mark-to-market adjustments across the firm’s credit portfolio.

2011 Third Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the third quarter 2011 was $37.9 million, a 38% decrease compared to $61.3 million in the third quarter 2010.  The decrease in Economic Income revenue was primarily the result of a decrease in investment income, partially offset by an increase in management fees and investment banking revenue.

	Three Months Ended
	September 30,			June 30,
(Dollar amounts in millions)	2011	2010	% Δ	2011	% Δ

Investment banking	$10.8	$7.2	50%	$14.3	(25)%
Brokerage	26.5	26.0	2%	24.6	8%
Management fees	18.5	11.5	60%	15.5	19%
Incentive income	(.6)	1.8	NM	5.7	NM
Investment income	(17.1)	14.1	NM	22.7	NM
Other revenue	(0.2)	0.6	NM	(.5)	(67)%
Total Revenues	$37.9	$61.3	(38)%	$82.4	(54)%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

Third quarter 2011 compensation and benefits expense was $44.5 million, a 3% decrease compared to $45.9 million in the third quarter 2010.  The decrease was primarily the result of lower variable compensation as the revenue increase did not meet our expectations due to market conditions, partially offset by an increase in headcount from (i) our investments in new professionals in investment banking, capital markets and sales & trading, and (ii) the acquisition of LaBranche.

The compensation to Economic Income revenue ratio increased to 118% in the current quarter from 75% in the comparable prior year period driven by lower revenues primarily attributable to mark-to-market adjustments across the firm’s credit portfolio.  Compensation and benefits expense for the third quarter 2011 and 2010 included $5.6 million and $6.0 million, respectively, in share-based and other non-cash deferred compensation expense.  Compensation and benefits expense excludes equity award expense related to the 2009 Cowen / Ramius business combination of $1.5 million and $2.1 million in the third quarter 2011 and 2010, respectively.

Compensation and benefits expense was 114% of Economic Income revenue in the third quarter 2011, excluding $1.0 million of expenses associated with activities for which the Company is reimbursed, $0.4 million of severance expense and $0.1 million in compensation expenses related to the 2008 acquisition of Latitude.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter increased by 22% to $29.1 million as compared to $23.9 million in the comparable prior year quarter.  The increase was due to new incremental fixed expenses associated with LaBranche, which was acquired by the Company in June 2011; higher employment agency fee expenses; and an increase in expenses related to our datacenter services as we transitioned to a new provider.

Variable Non-Compensation Expenses

Variable non-compensation expenses were $10.1 million in the third quarter 2011, up 76% compared to $5.7 million in the third quarter 2010.  The increase was due to professional fees incurred in connection with the potential future acquisitions of Luxembourg reinsurance companies as well as placement fees related to an alternative investment fund.

Alternative Investment Management Segment (“Ramius”)

Assets Under Management

As of October 1, 2011, the Company had assets under management of $11.2 billion, a 5% increase as compared to assets under management of $10.7 billion as of July 1, 2011. The $531 million increase in assets under management during the third quarter of 2011 resulted from $892 million in net subscriptions, offset by $361 million of net negative performance.

Management Fees

Management fees were $18.5 million in the third quarter 2011, an increase of 60% compared to the third quarter 2010.  The increase was a result of an increase in management fees for our healthcare royalty funds of $6.9 million, as a result of an increase in committed capital and fees earned in association with a securitization; as well as an increase in management fees associated with our Global Credit fund and other credit managed accounts, and funds in our alternative solutions business.

The average annualized management fee charged in the third quarter 2011 was 0.67%, as compared to 0.57% in the prior year period and 0.61% in the previous quarter.

Incentive Income

Incentive income (loss) decreased to ($0.6) million in the third quarter 2011 from incentive income of $1.7 million in the comparable prior year period.  The decrease in incentive income was primarily related to losses associated with our global credit fund, partially offset by incentive fees from our real estate funds.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period. Investment income (loss) decreased by $31.2 million to a loss of ($17.1) million in the third quarter 2011 from investment income of $14.1 million in the prior year period. Investment income in the third quarter of 2011 was negatively impacted by the challenging market environment that persisted through the period. The decrease primarily resulted from unrealized losses associated with our global credit strategy, which were partially recovered in October.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $26.5 million in the third quarter 2011, an increase of 2% compared to $26.0 million in the third quarter 2010 due to a slight increase in the Company’s core cash equity business.

During the quarter Cowen expanded its sales and trading operations by launching new groups and products with a focus on equity options and electronic trading.  The Company has incurred costs related to these groups, which began to generate revenues in the fourth quarter 2011.

Investment Banking

Investment banking revenue was $10.8 million in the third quarter 2011, an increase of $3.6 million, or 50%, compared to $7.2 million in the third quarter 2010.  The increase in revenues was primarily due to increased strategic advisory activities.

•                  Equity underwriting revenue was $3.0 million from five transactions in the third quarter 2011, as compared to $3.5 million from eight transactions in the comparable prior year period.

•                  Strategic advisory revenue was $6.3 million in the third quarter 2011, an increase of $3.6 million compared to $2.7 million in the third quarter 2010.  The Company completed three strategic advisory transactions in third quarter 2011 as compared to two strategic advisory transaction in the prior year period.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2011 third quarter financial results on Friday, November 4, 2011, at 9:00 am EST.  The call can be accessed by dialing 1-866-730-5770 domestic or 1-857-350-1594 international.  The passcode for the call is 34497405.  A replay of the call will be available beginning at 12:00 pm November 4, 2011 through November 11, 2011.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 18478568.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment management segment, while Cowen and Company is its broker-dealer segment.  Its alternative investment management products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate, health care royalty funds and cash management services.  Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Investment banking	$10,816	$7,199	$39,841	$23,142
Brokerage	26,459	26,020	78,657	85,389
Management fees	14,778	8,278	37,799	26,429
Incentive income	(1,823)	2,672	3,233	4,666
Interest and dividends	11,083	4,270	21,483	7,054
Reimbursement from affiliates	978	1,380	2,968	4,864
Other	236	622	1,157	1,642
Consolidated Funds
Interest and dividends	138	1,764	443	10,510
Other	163	(3)	171	384
Total revenues	62,828	52,202	185,752	164,080
Expenses
Employee compensation and benefits	46,002	47,994	134,664	130,005
Floor brokerage and trade execution	4,657	3,664	12,452	12,637
Interest and dividends	1,922	1,299	7,645	2,366
Professional, advisory and other fees	8,440	3,258	25,978	8,519
Service fees	3,815	3,783	11,792	12,359
Communications	4,619	3,584	11,855	10,198
Occupancy and equipment	6,301	5,609	16,413	17,559
Depreciation and amortization	3,328	2,212	7,397	7,096
Client services and business development	3,534	2,885	12,343	11,316
Other	3,066	4,712	7,101	15,529
Consolidated Funds
Interest and dividends	51	109	137	1,499
Professional, advisory and other fees	1,002	843	2,075	2,352
Floor brokerage and trade execution	—	6	—	1,000
Other	82	287	423	753
Total expenses	86,819	80,245	250,275	233,188
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	(22,156)	8,810	(4,798)	9,983
Bargain purchase gain	—	—	22,244	—
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	(3,181)	8,220	4,133	19,225
Net realized and unrealized (losses) gains on derivatives	70	(1,312)	(456)	(813)
Net (losses) gains on foreign currency transactions	313	(702)	40	(650)
Total other income (loss)	(24,954)	15,016	21,163	27,745

Income (loss) before income taxes	(48,945)	(13,027)	(43,360)	(41,363)
Income tax (benefit) expense	72	299	(17,720)	632
Net income (loss)	(49,017)	(13,326)	(25,640)	(41,995)
Net (income) loss attributable to noncontrolling interests in consolidated subsidiaries	783	(2,029)	(2,473)	(7,533)
Net income (loss) attributable to Cowen Group, Inc.	$(48,234)	$(15,355)	$(28,113)	$(49,528)
Earnings (loss) per share:
Basic	$(0.42)	$(0.21)	$(0.32)	$(0.68)
Diluted	$(0.42)	$(0.21)	$(0.32)	$(0.68)

Weighted average shares used in per share data:
Basic	115,664	73,385	89,118	72,866
Diluted	115,664	73,385	89,118	72,866

 Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds (both 2010 and 2011); (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction (both 2010 and 2011); (iii) excludes certain other acquisition-related and/or reorganization expenses (2011 only); and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition (2011 only).  In addition, in presenting Economic Income (Loss), the Company reclassifies aggregate investment income to Revenues. This amount represents the income the Company has earned in investing its equity capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items.  Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income expenses are reduced by reimbursement from affiliates, whereas for GAAP purposes such reimbursed expenses are shown as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization, and

•                  Share-based and other non-cash deferred compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Investment banking	$10,816	$7,199	$39,841	$23,142
Brokerage	26,459	26,020	78,657	85,389
Management fees	18,476	11,548	48,062	36,322
Incentive income	(643)	1,784	10,217	3,316
Investment income	(17,059)	14,132	22,850	22,641
Other revenue	(160)	627	413	782
Total revenues	37,889	61,310	200,040	171,592
Expenses
Employee compensation and benefits	44,549	45,916	129,653	123,114
Interest and dividends	182	246	617	714
Fixed non-compensation expenses	29,063	23,850	76,926	72,965
Variable non-compensation expenses	10,094	5,723	31,548	22,066
Reimbursement from affiliates	(1,028)	(1,478)	(3,186)	(5,262)
Total expenses	82,860	74,257	235,558	213,597
Net Economic Income (Loss) before non-controlling Interests	(44,971)	(12,947)	(35,518)	(42,005)
Non-controlling interests	(810)	—	(2,750)	—
Economic Income (Loss)	$(45,781)	$(12,947)	$(38,268)	$(42,005)

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$(45,781)	$(12,947)	$(38,268)	$(42,005)
Exclusion of depreciation and amortization expense	3,328	2,212	7,397	7,096
Exclusion of share-based and other non-cash deferred compensation expense	5,595	5,983	15,100	10,455
Economic Income (Loss) Excluding Certain Non-cash Items	$(36,859)	$(4,752)	$(15,771)	$(24,454)

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2011

(Dollar amounts in thousands)

	Three Months Ended September 30, 2011
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$10,816	—		—	$10,816
Brokerage	26,459	—		—	26,459
Management fees	14,778	3,270	(a)	428	18,476
Incentive income	(1,823)	1,180	(a)	—	(643)
Investment income	—	(17,059	)(c)	—	(17,059)
Interest and dividends	11,083	(11,083	)(c)	—	—
Reimbursement from affiliates	978	(1,027	)(b)	49	—
Other revenue	236	(396	)(c)	—	(160)
Consolidated Funds	301	—		(301)	—
Total revenues	62,828	(25,115)		176	37,889

Expenses
Compensation & Benefits	46,002	(1,453)		—	44,549
Interest and dividends	1,922	(1,740	)(c)	—	182
Non-compensation expenses - Fixed	—	29,063	(c)	—	29,063
Non-compensation expenses - Variable	—	10,094	(c)(d)	—	10,094
Non-compensation expenses	37,760	(37,760	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,028	)(b)	—	(1,028)
Consolidated Funds	1,135	—		(1,135)	—
Total expenses	86,819	(2,824)		(1,135)	82,860

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(22,156)	22,156	(c)	—	—
Bargain purchase gain	—	—		—	—
Consolidated Funds net gains (losses)	(2,798)	2,179		619	—
Total other income (loss)	(24,954)	24,335		619	—

Income (loss) before income taxes and non-controlling interests	(48,945)	2,044		1,930	(44,971)

Income taxes (Benefit)	72	(72	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(49,017)	2,116		1,930	(44,971)

(Income) loss attributable to non-controlling interests	783	337		(1,930)	(810)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(48,234)	$2,453		—	$(45,781)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes Company income from proprietary trading net of related expenses.
(d)

Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2010

(Dollar amounts in thousands)

	Three Months Ended September 30, 2010
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$7,199	—		—	$7,199
Brokerage	26,020	—		—	26,020
Management fees	8,278	2,663	(a)	607	11,548
Incentive income	2,672	(888	)(a)	—	1,784
Investment Income	—	14,132	(c)	—	14,132
Interest and dividends	4,270	(4,270	)(c)	—	—
Reimbursement from affiliates	1,380	(1,478	)(b)	98	—
Other Revenue	622	5	(c)	—	627
Consolidated Funds	1,761	—		(1,761)	—
Total revenues	52,202	10,164		(1,056)	61,310

Expenses
Compensation & Benefits	47,994	(2,078)		—	45,916
Interest and dividends	1,299	(1,053	)(c)	—	246
Non-compensation expenses - Fixed	—	23,850	(c)	—	23,850
Non-compensation expenses - Variable	—	5,723	(c)(d)	—	5,723
Non-compensation expenses	29,707	(29,707	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,478	)(b)	—	(1,478)
Consolidated Funds	1,245	—		(1,245)	—
Total expenses	80,245	(4,743)		(1,245)	74,257

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	8,810	(8,810	)(c)	—	—
Consolidated Funds net gains (losses)	6,206	(3,988)		(2,218)	—
Total other income (loss)	15,016	(12,798)		(2,218)	—

Income (loss) before income taxes and non-controlling interests	(13,027)	2,109		(2,029)	(12,947)

Income taxes (Benefit)	299	(299	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(13,326)	2,408		(2,029)	(12,947)

(Income) loss attributable to non-controlling interests	(2,029)	—		2,029	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(15,355)	$2,408		—	$(12,947)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes Company income from proprietary trading net of related expenses.
(d)

Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2011

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2011
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$39,841	—		—	$39,841
Brokerage	78,657	—		—	78,657
Management fees	37,799	8,856	(a)	1,407	48,062
Incentive income	3,233	6,984	(a)	—	10,217
Investment Income	—	22,850	(c)	—	22,850
Interest and dividends	21,483	(21,483	)(c)	—	—
Reimbursement from affiliates	2,968	(3,185	)(b)	217	—
Other Revenue	1,157	(744	)(c)	—	413
Consolidated Funds	614	—		(614)	—
Total revenues	185,752	13,278		1,010	200,040

Expenses
Compensation & Benefits	134,664	(5,011)		—	129,653
Interest and dividends	7,645	(7,028	)(c)	—	617
Non-compensation expenses - Fixed	—	76,926	(c)	—	76,926
Non-compensation expenses - Variable	—	31,548	(c)(d)	—	31,548
Non-compensation expenses	105,331	(105,331	)(c)(d)	—	—
Reimbursement from affiliates	—	(3,186	)(b)	—	(3,186)
Consolidated Funds	2,635	—		(2,635)	—
Total expenses	250,275	(12,082)		(2,635)	235,558

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(4,798)	4,798	(c)	—	—
Bargain purchase gain	22,244	(22,244	)(e)	—	—
Consolidated Funds net gains (losses)	3,717	(686)		(3,031)	—
Total other income (loss)	21,163	(18,132)		(3,031)	—

Income (loss) before income taxes and non-controlling interests	(43,360)	7,228		614	(35,518)

Income taxes (Benefit)	(17,720)	17,720	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(25,640)	(10,492)		614	(35,518)

(Income) loss attributable to non-controlling interests	(2,473)	337		(614)	(2,750)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(28,113)	$(10,155)		—	$(38,268)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes Company income from proprietary trading net of related expenses.
(d)

Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e)	Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2010

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2010
		Adjustments
	GAAP	Other		Funds	Economic
	Income	Adjustments		Consolidation	Income
Revenues
Investment banking	$23,142	—		—	$23,142
Brokerage	85,389	—		—	85,389
Management fees	26,429	7,592	(a)	2,301	36,322
Incentive income	4,666	(1,350	)(a)	—	3,316
Investment Income	—	22,641	(c)	—	22,641
Interest and dividends	7,054	(7,054	)(c)	—	—
Reimbursement from affiliates	4,864	(5,262	)(b)	398	—
Other Revenue	1,642	(860	)(c)	—	782
Consolidated Funds	10,894	—		(10,894)	—
Total revenues	164,080	15,707		(8,195)	171,592

Expenses
Compensation & Benefits	130,005	(6,891)		—	123,114
Interest and dividends	2,366	(1,652	)(c)	—	714
Non-compensation expenses - Fixed	—	72,965	(c)	—	72,965
Non-compensation expenses - Variable	—	22,066	(c)(d)	—	22,066
Non-compensation expenses	95,213	(95,213	)(c)(d)	—	—
Reimbursement from affiliates	—	(5,262	)(b)	—	(5,262)
Consolidated Funds	5,604	—		(5,604)	—
Total expenses	233,188	(13,987)		(5,604)	213,597

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	9,983	(9,983	)(c)	—	—
Consolidated Funds net gains (losses)	17,762	(12,820)		(4,942)	—
Total other income (loss)	27,745	(22,803)		(4,942)	—

Income (loss) before income taxes and non-controlling interests	(41,363)	6,891		(7,533)	(42,005)

Income taxes (Benefit)	632	(632	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(41,995)	7,523		(7,533)	(42,005)

(Income) loss attributable to non-controlling interests	(7,533)	—		7,533	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(49,528)	$7,523		—	$(42,005)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)

Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities for which the investments are recorded under the equity method of accounting for investments.

(b)

Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)	Economic Income recognizes Company income from proprietary trading net of related expenses.
(d)

Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.